		James M. Halley Q.C., 2	David W. Buchanan, Q.C.	Derek J. Mullan, Q.C.
		R. Stuart Wells	M. Douglas Howard	W.W. Lyall D. Knott, Q.C.
		William A. Ruskin, 1	Patrick A. Williams	Alexander Petrenko
		Bernard Pinsky, 4	Roy A. Nieuwenburg	William C. Helgason
		William D. Holder	Nigel P. Kent, 1	Douglas W. Lahay
		David W. Kington	Diane M. Bell	Anne L.B. Kober
		R. Brock Johnston	Neil P. Melliship	Kenneth K.C. Ing, 11, 13
		Darren T. Donnelly	Mark S. Weintraub	Neo J. Tuytel
		Ross D. Tunnicliffe	Kevin J. MacDonald	Don C. Sihota
		R. Barry Fraser	James A. Speakman	Kerstin R. Tapping
		Ethan P. Minsky, 6, 7, 9	Brock H. Smith	Nicole M. Byres
		John C. Fiddick	D. Lawrence Munn, 8	R. Glen Boswall
		Hannelie G. Stockenstrom, 12	Bonnie S. Elster	Virgil Z. Hlus, 4
		Samantha Ip	Jonathan L.S. Hodes, 1, 5	William L. Macdonald, 8
		Aaron B. Singer	L.K. Larry Yen, 10	Peter M. Tolensky
		Thea L. Koshman, 1	Tony Fogarassy	Allyson L. Baker, 3
		Warren G. Brazier, 4	Amy A. Mortimore	Veronica P. Franco
		Krista Prockiw	Brent C. Clark	Jane Glanville
		Keri T. Grenier	Richard T. Weiland	Adam I. Zasada
		Andrea M. East	Cam McTavish	Steve Veitch
		Lisa D. Hobman	Valerie S. Dixon	Jonathan C. Lotz
		Dianne D. Rideout	Tasha L. Coulter	David J. Fenrich
Reply Attention of	Kari Richardson	Kari Richardson	Vikram Dhir, 1	Adam M. Dlin
Direct Tel.	604.891.7730	Sarah W. Jones	Michal Jaworski	Shauna K. Towriss
EMail Address	kfr@cwilson.com	R. Brad Kielmann	Kyle M. Wilson
Our File No.	26616.0001 / CW1257994.1
Associate Counsel: Michael J. Roman

Certain lawyers have been admitted to practice in one or more of the following jurisdictions as indicated beside each name:

	Canada	United States	International
June 14, 2007 BY COURIER Stockgroup Information Systems Inc. 500-750 West Pender Street Vancouver BC V6C 2T7	1 Alberta	4 California	11 Hong Kong
	2 Manitoba	5 Colorado	12 South Africa
	3 Ontario	6 District of Columbia	13 United Kingdom
7 Florida
8 New York
9 Virginia
10 Washington

Dear Sirs/Mesdames:

Re:	Stockgroup Information Systems Inc. (the “Company”) –
Registration Statement on Form SB-2 filed on June 15, 2007

          We have acted as counsel to the Company, a Colorado corporation, in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") through which up to 3,533,334 shares of the Company's common stock (the "Registered Shares"), including 200,000 shares underlying common share purchase warrants (the “Warrants”), are being registered pursuant to the Securities Act of 1933, for resale by certain selling shareholders named in the Registration Statement as further described in the Registration Statement filed on June 15, 2007.

          In connection with this opinion, we have examined the originals or copies of the corporate instruments, certificates and other documents of the Company, including the following documents:

(a)	Articles of Incorporation of the Company;

(b)	Bylaws of the Company;

(c)	Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

(d)	The Registration Statement; and,

(e)	The Prospectus (the "Prospectus") constituting a part of the Registration Statement.

HSBC Building	800 – 885 West Georgia Street Vancouver BC V6C 3H1 Canada Tel.: 604.687.5700 Fax: 604.687.6314	www.cwilson.com
Some lawyers at Clark Wilson LLP practice through law corporations.

          We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

          Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares are, or will be when issued upon exercise of the Warrants in accordance with the respective terms of those instruments, including payment, duly and validly issued, fully paid and non-assessable.

          This opinion letter is opining upon and is limited to the current federal laws of the United States and the Colorado General Corporation law, including the statutory provisions, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

          This opinion is being furnished solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission, and we hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended. This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our prior written consent.

Yours truly,

/s/ Clark Wilson LLP
CLARK WILSON LLP

KFR/kfr

Encl.

cc: US Securities and Exchange Commission